LETTER OF TRANSMITTAL

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Units in

FEG ABSOLUTE ACCESS FUND I LLC

Tendered Pursuant to the Offer to Purchase
 Dated August 28, 2017

THIS LETTER OF TRANSMITTAL MUST BE
 RECEIVED BY UMB FUND SERVICES, INC.
BY SEPTEMBER 26, 2017.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT 12:00 MIDNIGHT, EASTERN TIME, ON SEPTEMBER 26, 2017,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

FEG Absolute Access Fund I LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, WI 53212

Attention: Tender Offer Administrator
Phone: (855) 334-4334
Fax: (816) 860-3140

Letter of Transmittal Page 1 of 4

Ladies and Gentlemen:

The undersigned hereby tenders to FEG Absolute Access Fund I LLC (formerly FEG Absolute Access TEI Fund LLC), a closed‑end, non‑diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), some or all of the units of limited liability company interest in the Fund (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated August 28, 2017 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby.

The initial payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

A promissory note (The “Note”) for the value of the purchased Units will be held by UMB Fund Services, Inc. on behalf of the undersigned. Upon written request by the undersigned to UMB Fund Services, Inc., UMB Fund Services, Inc. will mail the Note to the undersigned at the address of the undersigned maintained in the books and records of the Fund. The initial payment of the purchase amount for the Units tendered will be made by wire transfer of the funds to an account designated in this Letter of Transmittal.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer, will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Units will be based on the unaudited value of the Fund as of December 31, 2017, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO: FEG ABSOLUTE ACCESS FUND I LLC, C/O UMB FUND SERVICES, INC., 235 W. GALENA STREET, MILWAUKEE, WI 53212, ATTENTION: TENDER OFFER ADMINISTRATOR. FOR ADDITIONAL INFORMATION: PHONE: (855) 334-4334 OR FAX: (816) 860-3140.

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Tender Date: December 31, 2017

Tender Expiration Date: 12:00 Midnight ET, September 26, 2017

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE FAX OR MAIL TO: FEG ABSOLUTE ACCESS FUND I LLC UMB Fund Services 235 W. Galena St. Milwaukee, WI 53212	FOR ADDITIONAL INFORMATION: PHONE: (855) 334-4334 FAX: (816) 860-3140

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS
FEG Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF UNITS IN THE FUND BEING TENDERED:
[   ] Entire amount of Class I Units

[   ] Portion of Class I Units                         $______________ or ______________ Number of Class I Units

[   ] Entire amount of Class II Units

[   ] Portion of Class II Units                        $______________ or ______________ Number of Class II Units

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services at the (855) 334-4334 for instructions.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4